Exhibit 8.1
SUBSIDIARIES OF THE REGISTRANT

Subsidiaries

The subsidiaries as of December 31, 2023, all of which are included in the consolidated financial statements, are shown below, in accordance with s410 of the Companies Act.

Name	Country of Incorporation
Indivior Canada Ltd	Canada
Indivior Deutschland GmbH	Germany
Indivior España S.L.U.	Spain
Indivior EU Limited	England and Wales
Indivior Europe Limited	Ireland
Indivior Finance LLC	US
Indivior Finance (2014) LLC	US
Indivior Finance S.àr.l	Luxembourg
Indivior France SAS	France
Indivior Global Holdings Limited	England and Wales
Indivior Inc.	US
Indivior Israel Ltd	Israel
Indivior Italia S.r.l	Italy
Indivior Jersey Finance LLC	US
Indivior Jersey Finance (2021) Limited	Jersey
Indivior Manufacturing LLC	US
Indivior Nordics ApS	Denmark
Indivior Pty Ltd	Australia
Indivior Schweiz AG	Switzerland
Indivior SMTM LLC	US
Indivior Solutions Inc.	US
Indivior South Africa (Pty) Ltd	South Africa
Indivior Treatment Services, Inc.	US
Indivior UK Limited	England and Wales
Indivior UK Finance No1 Limited	England and Wales
Indivior UK Finance No2 Limited	England and Wales
Indivior UK Finance No3 Limited	England and Wales
Indivior US Holdings Inc.	US
Opiant Pharmaceuticals UK Limited	England and Wales
RBP Global Holdings Limited	England and Wales